Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP ANNOUNCES FILING OF FORM 12b-25

New York, New York, March 31, 2015: Hampshire Group, Limited (OTC Markets: HAMP) today announced that it has filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission with regard to its Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”). This will allow the Company an additional fifteen calendar days to file the 2014 10-K, which was otherwise due on March 31, 2015. Significant management time and resources have been spent on addressing issues in the fourth quarter of 2014 and in recent months including slowdowns at West Coast shipping ports, liquidity constraints caused by lower than expected fourth quarter results, and the termination of the Company’s chief financial officer and as a result, the Company's normal process of reviewing and completing the Form 10-K was delayed. The Company intends to file the Form 10-K as soon as reasonably practicable; however, at this time the Company anticipates that it will not be able be able to do so within the extension period of fifteen calendar days.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiaries, Hampshire Brands, Inc. and Rio Garment S.A. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers. The Company operates a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: A prolonged period of depressed consumer spending; developments related to the New York office lease; use of foreign suppliers for raw materials and manufacture of our products including a manufacturing facility based in Honduras; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of goodwill and acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; potential restrictions in our ability to borrow under our revolving credit facility; lack of sufficient liquidity to fund our operations; failure to realize expected benefits from our cost savings plan; and cyber-security risks, which could negatively impact the security of our sensitive information and technology.

Contact: Benjamin C. Yogel Lead Director, Hampshire Group byogel@mrccapital.com (212) 561-1255